GREENPRO GROUP OF COMPANIES
绿专资本集团

INSIDER TRADING POLICY
内幕交易政策

VERSION CONTROL 版本控制

Version 版本	Date 日期	Owner 所有者	Changes 变化 /更新	Approved by 批准
1.0	25 Jul 17	Internal Control 内部控制	Final draft approved by the Board of Directors 董事会批准的最终版本	BOD 董事会

Table of Contents 目录

(Remarks: Should there be any discrepancy between the English and Chinese versions, the English version shall prevail. 备注：中文译本仅供参考，文义如与英文本有歧异，概以英文本为准。)

1. Pupose 目的

In order to take an active role in the prevention of insider trading violations by its directors, officers and other employees, as well as by other related individuals, Greenpro Capital Corp. (the "Company") has adopted the policies and procedures described in this Memorandum.

为了在防止其董事，高级管理人员和其他雇员以及其他相关个人违反内幕交易规定方面发挥积极作用，Greenpro Capital Corp.（以下简称"公司"）采用了本备忘录中所述的政策和程序。

2. Applicability of Policy 政策的适用性

This Policy applies to all transactions in the Company's securities, including shares of common stock, options for shares of common stock and any other securities the Company may issue from time to time, such as preferred shares, warrants and convertible debentures, as well as to derivative securities relating to the Company's shares, whether or not issued by the Company, such as exchange-traded options. It applies to all directors, officers and all other employees of, or consultants or contractors to, the Company, as well as family members of such persons, and others, in each case where such persons have or may have access to Material Nonpublic Information (as defined below). This group of people, and members of their immediate families, and members of their households, who are sometimes referred to as "Designated Insiders," are collectively referred to in this Policy as "Insiders." This Policy also applies to any person who receives Material Nonpublic Information from any Insider.

本政策适用于公司证券的所有交易，包括普通股，普通股的期权以及公司可能不时发行的任何其他证券，例如优先股，认股权证和可转换债券，以及与公司股份有关的衍生证券，无论是否由公司发行，例如交易所买卖的期权。它适用于公司的所有董事，高级管理人员和所有其他雇员，或顾问或承包商，以及这些人的家人以及其他人，在每种情况下，这些人有权或可能会获得重要的非公开信息（定义如下）。该人群及其直系亲属和家庭成员有时被称为"指定内幕人士"，在本政策中统称为"内幕人士"。本政策也适用于接受来自任何内幕人士的重大非公开信息。

Any person who possesses Material Nonpublic Information regarding the Company is an Insider for so long as the information is not publicly known. Any employee can be an Insider from time to time, and would be subject to this Policy.

只要该信息不为公众所知，任何拥有有关公司的重大非公开信息的人都是内幕人士。任何员工都可以不时成为内幕人士，并受本政策约束。

3. Compliance Officer 合规主管

The Company has appointed Gilbert Loke, Chief Financial Officer, as the Company's Insider Trading Compliance Officer. Please contact him (or anyone that he has designated to field questions) with questions as to any of the matters discussed in this Policy.

公司已任命首席财务官 Gilbert Loke 为公司内幕交易合规主管。 请与他（或他指定回答问题的任何人）联系，以解决本政策中讨论的任何问题。

4. Statement of Policy 政策声明

4.1 General Policy 一般政策

It is the policy of the Company to oppose the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of Material Nonpublic Information in securities trading.

公司的政策是反对未经授权披露在工作场所获得的任何非公开信息以及反对在证券交易中滥用重大非公开信息。

4.2 Specific Policies:- 具体政策

4.2.1 *__Trading on Material Nonpublic Information__*: No director, officer or other employee of, or consultant or contractor to, the Company, and no member of the immediate family or household of any such person, shall engage in any transaction involving a purchase or sale of the Company's securities, including any offer to purchase or offer to sell, during any period commencing with the date that he or she possesses Material Nonpublic Information concerning the Company, and ending at the open of business on the second full Trading Day following the date of public disclosure of that information, or at such time as such nonpublic information is no longer material. As used herein, the term "Trading Day" shall mean a day on which the NASDAQ Stock Market is open for trading. A Trading Day begins at the time trading begins on such day. This restriction on trading does not apply to transactions made under a trading plan that has been adopted pursuant to Rule 10b5-1(c) promulgated under the Securities Exchange Act of 1934, as amended, and that has been approved in writing by the Company (an "approved Rule 10b5-1 trading plan").

__在重大非公开信息上进行交易__：从拥有与公司重大非公开信息之日起的任何期间内，直至该信息公开披露之日后第二个完整交易日的营业时间结束，或直至在该非公开信息不再重要之时，所有公司的董事，高级管理人员或其他雇员，顾问或承包商，以及该人的直系亲属或家庭成员均不得从事任何涉及购买或出售公司证券的交易，包括任何购买要约或出售要约。如本文所用，术语"交易日"是指纳斯达克股票市场开放交易的日期。 交易日从该日可以开始交易时间开始。 此交易限制不适用于根据 1934 年《证券交易法》（经修订）颁布的第 10b5-1（c）条通过的交易计划进行的交易，并已获得公司的书面批准（"批准的规则 10b5-1 交易计划"）。

4.2.2 *__Tipping__*: No Insider shall disclose ("tip") Material Nonpublic Information to any other person (including family members) where such information may be used by such person to his or her profit by trading in the securities of companies to which such information relates, nor shall such Insider or related person make recommendations or express opinions on the basis of Material Nonpublic Information as to trading in the Company's securities.

Greenpro Group of Companies 绿专资本集团
Insider Trading Policy 内幕交易政策

__给与内幕信息提示__：内幕人士不得向任何其他人（包括家庭成员）披露（"内幕信息提示"）重要的非公开信息，而该人可能通过买卖与该信息有关的公司的证券来利用该信息牟利， 内幕人士或相关人士也不得基于重大非公开信息就公司证券交易提出建议或发表意见。

4.2.3 *__Confidentiality of Nonpublic Information__*: Nonpublic information relating to the Company is the property of the Company and the unauthorized disclosure of such information is forbidden. In the event any director, officer or other employee receives any inquiry from outside the Company, such as from a stock analyst, for information (particularly financial results and/or projections) that may be Material Nonpublic Information, the inquiry should be referred to the Company's Compliance Officer, who is responsible for coordinating and overseeing the release of such information to the investing public, analysts and others in compliance with applicable laws and regulations.

__非公开信息的机密性__：与公司有关的非公开信息是公司的财产，并且禁止未经授权披露此类信息。 如果任何董事，高级管理人员或其他员工收到公司外部（例如股票分析师）的任何查询，以获取可能属于重大非公开信息的消息，则应将询问提交给公司的合规主管，负责按照适用的法律和法规协调和监督此类信息向投资公众，分析师和其他人的发布。

4.2.4 *__Blackout Period__*: All Section 16 Persons and Designated Insiders (contact the Compliance Officer if you are unsure whether you fall into either of these categories) must refrain from engaging in transactions involving a purchase or sale of the Company's securities, including any offer to purchase or offer to sell, during the period in any fiscal quarter commencing two weeks prior to the end of the fiscal quarter and ending at the open of market on the second full Trading Day following the date of public disclosure of the financial results for the prior fiscal quarter or year. This is a particularly sensitive period of time for transactions in the Company's shares from the perspective of compliance with applicable securities laws. This sensitivity is due to the fact that directors, officers and certain other employees will, during that period, often possess Material Nonpublic Information about the expected financial results for the quarter. All Section 16 Persons and Designated Insiders of the Company are prohibited from trading during the Blackout Period. The prohibition against trading during the Blackout Period encompasses the fulfillment of "limit orders" by any broker for a Section 16 Person or Designated Insider, and the brokers with whom any such limit order is placed must be so instructed at the time it is placed.

__禁止买卖期__：
在任何一个会计季度的期间内，即从会计季度结束前的两周开始，并在公开披露前一个会计季度或年度的财务结果当日之后在公开市场的第二个完整交易日结束为止，所有在《交易法》第 16 条中规定的人员和指定内幕人士（如果不确定您是否属于上述两种类别，请与合规主管联系）不得参与涉及购买或出售公司证券的交易，包括任何购买要约或出售要约。从遵守适用的证券法的角度来看，这是公司股票交易特别敏感的

时期，这种敏感性是由于以下事实：在此期间，董事，高级管理人员和某些其他员工将经常拥有有关该季度预期财务业绩的重大非公开信息。在禁止买卖期期间，禁止所有公司在第 16 条中规定的人员和指定内幕人士进行交易。 在禁止买卖期期间禁止交易的内容包括任何经纪人对第 16 条所规定的人或指定内幕人士的“限价订单”的履行，向其下达任何限价订单的经纪人必须在下达该订单时对其进行指示。

4.2.5 ***Trading Window***: The "Trading Window" is that period of a fiscal quarter during which the Section 16 Persons and Designated Insiders of the Company are not precluded (assuming they do not possess Material Nonpublic Information) from trading in the Company's securities as described in Paragraph below.

交易窗口： “交易窗口”是一个财政季度的期间，在此期间，不排除在《交易法》第 16 条中规定的公司人员和指定内部人士（假设他们没有重大非公开信息）作为公司的证券进行交易。如在以下段落中描述。

The safest period for trading in the Company's securities: assuming the absence of Material Nonpublic Information, is generally the first 20 days of the Trading Window. However, even during the Trading Window any person possessing Material Nonpublic Information concerning the Company should not engage in any transactions in the Company's securities until such information has been known publicly for at least one full Trading Day. This trading restriction does not apply to transactions made under an approved Rule 10b5-1 trading plan. Each person is individually responsible at all times for compliance with the prohibitions against insider trading.

公司证券交易的最安全时期：假设没有重大非公开信息，通常是交易窗口的首 20 天。 但是，即使在交易窗口内，拥有与公司有关的重大非公开信息的任何人也不得从事公司证券的任何交易，直到这些信息被公开至少一个完整交易日为止。 此交易限制不适用于根据批准的第 10b5-1 条交易计划进行的交易。每个人在任何时候都有责任去遵守禁止内幕交易。

4.2.6 ***Pre-clearance of Trades***: The Company has determined that all Section 16 Persons and Designated Insiders of the Company should refrain from trading in the Company's securities, even during the Trading Window, without first complying with the Company's "pre-clearance" process. Each Section 16 Person and Designated Insider should contact the Company's Insider Trading Compliance Officer prior to commencing any trade in the Company's securities. The Company may also find it necessary, from time to time, to require compliance with the pre-clearance process from certain other employees who have access to Material Nonpublic Information. A Section 16 Person or Designated Insider wishing to trade pursuant to an approved Rule 10b5-1 trading plan need not seek pre-clearance from the Company's Insider Trading Compliance Officer before each such trade takes place; however, such person must obtain Company approval of the proposed Rule 10b5-1 trading plan before adopting it.

交易前的清算：公司已确定，即使在交易窗口期间，所有在第 16 条中规定的公司人员和指定内幕人士都应避免交易公司的证券，而无需先遵守公司的“清算”程序。 在开始进行公司证券的任何交易之前，每个在第 16 条中规定的人士和指定的内幕人士应与公司的内幕交易合规主管联系。 公司还可能会不时地要求其他有权获取重大非公开信息的其他员工遵守预审程序。 希望根据批准的第 10b5-1 条交易计划进行交易的第 16 条个人或指定内幕人士无需在每次此类交易发生前向公司的内幕交易合规主管寻求事先批准； 但是，该人在采用拟议的规则 10b5-1 交易计划之前，必须获得公司的批准。

4.2.7 ***Prohibition Against Margining of Company Securities***: No Section 16 Person of the Company shall margin, or make any offer to margin, any of the Company's securities as collateral to purchase the Company's securities or the securities of any other issuer at any time. Notwithstanding the previous sentence, this paragraph is not meant to, and shall not be construed so as to, affect the ability of any Section 16 Person of the Company, from using his or her Company's securities as collateral to securitize a bona fide loan.

禁止对公司证券进行保证金交易：在《交易法》第 16 条中规定的公司人员不得在任何时候对公司的任何证券进行保证金或以保证金的方式提出，以购买公司的证券或任何其他发行人的证券。 尽管有前一句话，本段并不旨在且不应解释为影响公司任何第 16 条人士使用其公司证券作为抵押来进行真诚贷款证券化的能力。

4.2.8 ***Prohibition Against Short Sales***: No Section 16 Person or other employee of the Company shall, directly or indirectly, sell any equity security of the Company if the person selling the security or his principal (1) does not own the security sold, or (2) if owning the security, does not deliver it against such sale (a "short sale against the box") within 20 days thereafter, or does not within five days after such sale deposit it in the mails or other usual channels of transportation. Generally, a short sale, as defined in this Policy, means any transaction whereby one may benefit from a decline in the Company's share price. While employees who are not executive officers or directors are not prohibited by law from engaging in short sales of the Company's securities, the Company believes it is inappropriate for employees to engage in such transactions.

禁止卖空：如果出售证券的人或其委托人（1）不拥有所出售的证券，或（2）如果拥有证券，则在此类出售后的 20 天不内进行交付（ “实仓卖空” ），或者不在出售后的五天内将其存入邮件或其他常规运输渠道，则在第 16 条中规定的人员或公司其他雇员不得直接或间接出售公司的任何股权证券。 通常，本政策中定义的卖空交易是指可以从公司股价下跌中受益的任何交易。 法律并未禁止非执行干事或董事的雇员从事公司证券的卖空活动，但公司认为，雇员不宜从事此类交易。

4.2.9 *Prohibition Against Trading in Derivative Securities*. No Section 16 Person or other employee of the Company shall purchase or sell, or make any offer to purchase or offer to sell, derivative securities relating to the Company's securities, whether or not issued by the Company, such as exchange traded options to purchase or sell the Company's securities (so called "puts" and "calls"). This paragraph is not meant to, and shall not be construed as to, affect the ability of the Company to grant options to officers, directors and employees under employee benefit plans or agreements adopted by the Board of Directors or the ability of officers, directors and employees to exercise such options and sell the underlying shares, provided that any such sale is otherwise in accordance with this Policy.

禁止交易衍生证券：在第 16 条中规定的人员或公司其他雇员不得购买或出售或提出任何购买要约或出售要约，与公司证券有关的衍生证券，不论是否由公司发行，例如买卖公司证券的交易所交易期权（所谓的"认沽权"和"认购权"）。本段并不旨在也不应解释为影响公司根据员工福利计划或董事会通过的协议向高级职员，董事和员工授予期权的能力，或高级管理人员，董事和员工行使此类期权并出售相关股份的能力，但前提是任何此类出售均符合本政策。

4.2.10 *Prohibition Against Internet Disclosure*: It is inappropriate for any unauthorized person to disclose Company information on the Internet and more specifically in forums (chat rooms) where companies and their prospects are discussed. Examples of such forums include but are not limited to Yahoo! Finance, Silicon Investor and Motley Fool. The posts in these forums are typically made by unsophisticated investors who are sometimes poorly informed, and generally are carelessly stated or, in some cases, malicious or manipulative and intended to benefit their own stock positions. Accordingly, no director, officer, employee, consultant or contractor or other party related to the Company may discuss the Company or Company-related information in such a forum regardless of the situation. Despite any inaccuracies that may exist (and often there are many), posts in these forums can result in the disclosure of material non-public information and may bring significant legal and financial risk to the Company and are therefore prohibited, without exception. Any post that is made by any person with access to Material Nonpublic Information, or information supplied by any such person for someone else to post, will be treated as a violation of this Policy.

禁止互联网披露：任何未经授权的人都不得在互联网上，尤其是在讨论公司及其前景的论坛（聊天室）中披露公司信息。此类论坛的示例包括但不限于 Yahoo!金融，硅投资人和 Motley Fool。这些论坛中的帖子通常是由不老练的投资者发布的，他们有时信息不多，并且通常被粗心大意地声明，或者在某些情况下是恶意的或操纵性的，旨在使自己的股票头寸受益。因此，无论情况如何，与公司有关的董事，高级职员，雇员，顾问或承包商或其他方均不得在此类论坛中讨论公司或与公司有关的信息。尽管可能存在任何不准确之处（并且经常存在许多不准确之处），但这些论坛中的帖子可能导致披露重大的非公开信息，并可能给公司带来重大的法律和财务风险，因此被禁止，无一例外。任何人获得重大

非公开信息或任何人提供的信息以供他人张贴的任何帖子，都将被视为违反本政策。

5. Potential Criminal and Civial Liability and / or Disciplinary Action
潜在的刑事和民事责任和/或纪律处分

5.1 *Liability for Insider Trading*: Pursuant to federal and state securities laws, Insiders may be subject to criminal and civil fines and penalties as well as imprisonment for engaging in transactions in the Company's securities at a time when they have knowledge of Material Nonpublic Information regarding the Company.

内幕交易的法律责任：根据联邦和州证券法，内幕人士在他们获知有关公司的重大非公开信息时，并进行公司证券交易，了解有关公司的重大非公开信息的时间从事公司证券交易，可能会受到刑事和民事罚款和处罚，以及监禁。

5.2 *Liability for Tipping*: Insiders may also be liable for improper transactions by any person (commonly referred to as a "tippee") to whom they have disclosed Material Nonpublic Information regarding the Company or to whom they have made recommendations or expressed opinions on the basis of such information as to trading in the Company's securities. The Securities and Exchange Commission (the "SEC") has imposed large penalties even when the disclosing person did not profit from the trading. The SEC, the stock exchanges and the Financial Industry Regulatory Authority, Inc. use sophisticated electronic surveillance techniques to uncover insider trading.

给与内幕信息提示法律责任：内幕人士也可能对其披露了有关公司的重大非公开信息的人（通常称为"收取内幕信息提示人"）进行不正当交易，或根据有关公司证券交易的信息向他们提出建议或表达意见的人承担责任。即使披露人没有从交易中获利，美国证券交易委员会 ("SEC") 仍处以重罚。SEC、证券交易所及金融业监管局使用复杂的电子监视技术来发现内幕交易。

5.3 *Possible Disciplinary Actions*: Employees of the Company who violate this Policy shall also be subject to disciplinary action by the Company, which may include ineligibility for future participation in the Company's equity incentive plans or termination of employment.

可能的纪律处分：违反本政策的公司员工也将受到公司的纪律处分，其中可能包括无资格将来参与公司的股权激励计划或终止雇佣关系。

5.4 *Individual Responsibility*: Every person subject to this Policy has the individual responsibility to comply with this Policy against insider trading, and appropriate judgment should be exercised in connection with any trade in the Company's securities. An Insider may, from time to time, have to forego a proposed transaction in the Company's securities even if he or she planned to make the transaction before learning of Material Nonpublic Information and even though the Insider believes he or she may suffer an economic loss or forego anticipated profit by waiting.

个人责任：每个受此政策约束的人都有个人责任遵守本政策，以防止内幕交易，并且应对公司证券的任何交易做出适当的判断。 内幕人士有时可能不得不放弃公司证券中的拟议交易，即使他或她在知悉重大非公开信息之前已经计划进行该交易，即使内幕人士认为他或她可能因等待而遭受经济损失或放弃预期利润。

6. Applicability of Policy to Inside Information Regarding Other Companies
政策对其他公司内部信息的适用性

This Policy and the restrictions and guidelines described herein also apply to Material Nonpublic Information relating to other companies, including the Company's customers, vendors or suppliers ("business partners"), when that information is obtained in the course of employment with, or other services performed for, the Company. Civil and criminal penalties, and termination of employment, may result from trading on inside information regarding the Company's business partners. All directors, officers and other employees should treat Material Nonpublic Information about the Company's business partners with the same care required for information related directly to the Company.

本政策以及此处所描述的限制和准则也适用于与其他公司有关的重大非公开信息，包括公司的客户，卖方或供应商（ "业务合作伙伴" ），在与公司合作或为公司提供其他服务过程中所获得的信息时。交易有关公司业务合作伙伴的内幕消息可能会导致民事和刑事处罚以及解雇。 所有董事，高级管理人员和其他员工应以与公司直接相关的信息同样的谨慎对待有关公司业务伙伴的重大非公开信息。

7. Definition of Material Nonpublic Information 重大非公开信息的定义

It is not possible to define all categories of material information. However, information should be regarded as material if there is a reasonable likelihood that it would be considered important to an investor in making an investment decision regarding the purchase or sale of the Company's securities. In this regard, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of such information include:

不可能定义所有类别的重大信息。 但是，如果有合理的可能性认为该信息对投资者在做出有关购买或出售公司证券的投资决定时对投资者而言很重要，则应将其视为重要信息。 在这方面，有各种类别的信息特别敏感，通常应视为重要信息。 此类信息的示例包括：

Financial Related Events:- 财务相关事件

- Financial results 财务业绩
- Projections of future earnings or losses 未来收益或损失的预测
- Stock splits 股票分拆
- New equity or debt offerings 新股本或债务发行
- Impending bankruptcy or financial liquidity problems 即将破产或财务流动性问题

- Creation of a material direct or contingent financial obligation 产生重大直接或或有财务义务

Corporate Developments:- 企业发展

- Pending or proposed merger or acquisition 待定或拟议的合并或收购
- Disposition or acquisition of significant assets 处置或收购重大资产
- Significant litigation exposure due to actual or threatened litigation 由于实际或威胁诉讼引起的重大诉讼风险
- Major changes in senior management 高级管理人员的重大变动
- Material agreement not in the ordinary course of business (or termination thereof) 非日常业务过程中的重大协议（或其终止）

Nonpublic information is information that has not been previously disclosed to the general public and is otherwise not available to the general public. Either positive or negative information may be material.

非公开信息是以前尚未向公众公开的信息，否则将不会为公众所用。 正面或负面的信息可能都是重要的。

8. Certain Exceptions 某些例外

For purposes of this Policy, the Company considers that the exercise of stock options for cash under the Company's option plans or the purchase of shares under the Company's employee share purchase plan (but not the sale of any such shares), if any, is exempt from this Policy, since the other party to the transaction is the Company itself and the price does not vary with the market but is fixed by the terms of the option agreement or the plan.

就本政策而言，公司认为根据公司的认股权计划行使现金认股权或根据公司的员工股票购买计划购买股份（但不出售任何此类股份），如果有，豁免于这项政策，由于交易的另一方是公司本身，价格不会随市场变化，而是由期权协议或计划的条款确定。

9. Additional Information – Directors and Officers 附加信息–董事和高级职员

Directors and officers of the Company must also comply with the reporting obligations and limitations on short-swing transactions set forth in Section 16 of the Exchange Act. The practical effect of these provisions is that officers and directors who purchase and sell the Company's securities within a six-month period must disgorge all profits to the Company whether or not they had knowledge of any Material Nonpublic Information. Under these provisions, and so long as certain other criteria are met, neither the receipt of an option under the Company's option plans, nor the exercise of that option, nor the purchase of shares under the Company's employee share purchase plan, if any, is deemed a purchase under Section 16(b); however, the sale of any such shares is a sale under Section 16.

公司的董事和高级职员还必须遵守《交易法》第 16 条中规定的报告义务和短线交易限制。 这些规定的实际影响是，在六个月内买卖公司证券的高级管理人员和董

事必须将所有利润分配给公司，无论他们是否了解任何重要的非公开信息。 根据这些规定，只要满足其他某些条件，根据公司的期权计划收到的期权、该期权的行使、根据公司的员工购股计划购买的股份（如果有）均不视为根据第 16（b）条所规定的购买； 但是，根据第 16 条的规定，任何此类股份的出售均属于出售。

Persons subject to the reporting requirements of Section 16 must file their statements of change in ownership on Form 4 before the end of the second business day following such change in ownership and, within 45 days of the end of the fiscal year, file their annual statement of beneficial ownership, if necessary. These reports will be made available on our corporate website and are publicly accessible on the SEC's website at www.sec.gov.

符合第 16 条规定的报告要求的人员必须在所有权变更后的第二个工作日结束之前在表格 4 上提交所有权变更表，并在会计年度结束后的 45 天内提交年度报表，如有必要，提交其年度实益所有权声明。 这些报告将在我们公司的网站上发布，并可以在 SEC 网站 www.sec.gov 上公开。

10. Inquiries 查询

Please direct your questions as to any of the matters discussed in this Policy to the Company's Insider Trading Compliance Officer.

请将您对本政策中讨论的任何问题的疑问直接传达给公司的内幕交易合规主管。

11. Review and Revision of This Polciy 审查和修订本政策

This Policy was approved by the Board on **25 July 2017**. The Board shall review and update this policy and make modifications if required or appropriate.

本政策于 **2017 年 7 月 25 日**获得董事会的批准。董事会应审查并更新本政策，并在需要或适当时进行修改。

12. Authority / References 权威/参考

i. The Sarbanes-Oxley Act of 2002 《2002 年萨班斯-奥克斯利法案》
ii. Securities Exchange Act of 1934, as amended 《经修订的 1934 年證券交易法》
iii. COSO Framework 《COSO 委员会框架》

(Remarks: Should there be any discrepancy between the English and Chinese versions, the English version shall prevail. 备注：中文译本仅供参考，文义如与英文本有歧异，概以英文本为准。)

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